UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

May 23, 2017

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 S. 4th Street, Suite 150, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Please see the disclosures set forth under Item 2.01 herein below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 23, 2017, Sharing Services, Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with Total Travel Media, Inc., a Nevada corporation (“TTM”).  On May 23, 2017, there was a Closing of the transaction (the “Closing Date”).  Pursuant to the terms of the Agreement, the Company acquired all of the shares of capital stock of TTM from the holders of such stock (the “Equity-Holders”), in exchange for the issuance of Ten Million (10,000,000) newly-issued shares of the Company’s Common Class B Stock, par value $0.0001 per share (the “Common Class B Stock”) and (ii) Ten Million (10,000,000) newly-issued shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).  Following the Closing Date, TTM will operate as a wholly-owned subsidiary of the Company.

The amount of the consideration given for the acquisition of the shares of capital stock of TTM was determined pursuant to arm’s length negotiations between the parties. The summary of the Agreement set forth above does not purport to be a complete statement of the terms of the Agreement. The summary is qualified in its entirety by reference to the full text of the Agreement which is being filed with this Current Report on Form 8-K (this “Report”) as Exhibit 2.1 and incorporated herein by reference.

Item 3.02 Unregistered sales of equity Securities.

In connection with the closing of the Agreement, described in Item 2.01 above, the Company issued Ten Million (10,000,000) its Common Class B Stock, par value $0.0001 per share and (ii) Ten Million (10,000,000) shares of the Series B Preferred Stock, par value $0.0001 per share, to the Equity-Holders of TTM. Each of the Equity Holders has represented that it was acquiring the respective shares of Common Class B Stock and Series B Preferred Stock for investment and not with a view toward resale or public distribution of such shares, and acknowledged that the shares of Series A Preferred Stock or Series B Preferred Stock had not been registered under the Securities Act of 1933 (the “Securities Act”) and that they constituted “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. The certificates representing such shares of Common Class B Stock and Series B Preferred Stock will bear a restrictive legend. The issuance of securities to the Equity-Holders was conducted in reliance on Regulation D.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

Description

Location

2.1

Share Exchange Agreement dated May 23, 2017 by

Provided herewith

and between Sharing Services, Inc., Total Travel Media

Inc., and the Equity-Holders of Total Travel Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2017

SHARING SERVICES, INC.

By: /s/ Jordan Brock

Name: Jordan Brock

Title:   Chief Executive Officer/President